AMENDMENT NO. 1
TO
MANAGEMENT AGREEMENT
            WHEREAS, DEAN WITTER DIVERSIFIED FUTURES FUND
II L.P., a Delaware limited partnership (the ?Partnership?), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the ?General
Partner?), and VK CAPITAL, INC., (formerly known as Dean Witter Futures & Currency Management Inc.), a Delaware corporation (the ?Trading Advisor?), have agreed to amend the Management Agreement, dated as of the 28th day of October, 1988 (the ?Management Agreement?), among the Partnership, the
General Partner, and the Trading Advisor, to reduce the monthly management fee payable to the Trading Advisor and to increase the annual incentive fee payable to the Trading Advisor.
            WHEREAS, all provisions contained in the Management
Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below.
            NOW, THEREFORE, the parties hereto hereby amend the
Management Agreement as follows:
            1.	The monthly management fee equal to 1/4 of 1% of the
?Adjusted Net Assets? of the Partnership in Section 6(a)(i) of the Management Agreement is hereby changed to a monthly management fee equal to 1/6 of 1% of the ?Adjusted Net Assets? of the Partnership.
            2.	The annual incentive fee equal to 15% of the ?Trading
Profits? in Section 6(a)(ii) of the Management Agreement
    is hereby changed to an  annual incentive fee equal to 20% of the "Trading Profits".
            3.	The foregoing amendments shall take effect as of the 1st
day of February, 2006.


IN WITNESS WHEREOF, this Amendment to the Management
Agreement has been executed for and on behalf of the undersigned as of the 31st day of January, 2006.
DEAN WITTER DIVERSIFIED FUTURES FUND
II L.P.
By:  Demeter Management Corporation,
	General Partner
By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
DEMETER MANAGEMENT CORPORATION
By:/s/  Jeffrey A. Rothman
Name:	Jeffrey A. Rothman
Title:	President
VK CAPITAL, INC.
By:/s/  Maureen Kaelin
Name:	Maureen Kaelin
Title:	President